CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260465 on Form S-6 of our report dated December 20, 2021, relating to the financial statement of FT 9784, comprising Market Strength Allocation Opportunity Portfolio, Series 20, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 20, 2021